AMENDED AND RESTATED BYLAWS OF ARISTA NETWORKS, INC. Adopted December 18, 2023 Effective on December 18, 2023

i TABLE OF CONTENTS Page ARTICLE I - CORPORATE OFFICES ....................................................................................................... 1 1.1 REGISTERED OFFICE ..................................................................................................... 1 1.2 OTHER OFFICES .............................................................................................................. 1 ARTICLE II - MEETINGS OF STOCKHOLDERS .................................................................................... 1 2.1 PLACE OF MEETINGS .................................................................................................... 1 2.2 ANNUAL MEETING ......................................................................................................... 1 2.3 SPECIAL MEETING ......................................................................................................... 1 2.4 ADVANCE NOTICE PROCEDURES .............................................................................. 2 2.5 NOTICE OF STOCKHOLDERS’ MEETINGS ............................................................... 16 2.6 QUORUM ......................................................................................................................... 17 2.7 ADJOURNED MEETING; NOTICE ............................................................................... 17 2.8 CONDUCT OF BUSINESS ............................................................................................. 17 2.9 VOTING ........................................................................................................................... 18 2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING ........................................................................................................................ 18 2.11 RECORD DATES ............................................................................................................ 18 2.12 PROXIES .......................................................................................................................... 19 2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE ..................................................... 19 2.14 INSPECTORS OF ELECTION ........................................................................................ 19 ARTICLE III - DIRECTORS ..................................................................................................................... 20 3.1 POWERS .......................................................................................................................... 20 3.2 NUMBER OF DIRECTORS ............................................................................................ 20 3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS .............. 20 3.4 RESIGNATION AND VACANCIES .............................................................................. 20 3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE .............................................. 21 3.6 REGULAR MEETINGS .................................................................................................. 21 3.7 SPECIAL MEETINGS; NOTICE .................................................................................... 21 3.8 QUORUM; VOTING ....................................................................................................... 22 3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING ..................... 22 3.10 FEES AND COMPENSATION OF DIRECTORS .......................................................... 22 3.11 REMOVAL OF DIRECTORS ......................................................................................... 23 ARTICLE IV - COMMITTEES ................................................................................................................. 23 4.1 COMMITTEES OF DIRECTORS ................................................................................... 23 4.2 COMMITTEE MINUTES ................................................................................................ 23 4.3 MEETINGS AND ACTION OF COMMITTEES............................................................ 23 4.4 SUBCOMMITTEES ......................................................................................................... 24 ARTICLE V - OFFICERS .......................................................................................................................... 24 5.1 OFFICERS ........................................................................................................................ 24 5.2 APPOINTMENT OF OFFICERS..................................................................................... 24 5.3 SUBORDINATE OFFICERS ........................................................................................... 24 5.4 REMOVAL AND RESIGNATION OF OFFICERS........................................................ 25 5.5 REPRESENTATION OF SHARES OR INTERESTS OF OTHER CORPORATIONS OR ENTITIES ................................................................................... 25

ii 5.6 AUTHORITY AND DUTIES OF OFFICERS ................................................................. 25 5.7 THE CHAIRPERSON OF THE BOARD ........................................................................ 25 5.8 THE VICE CHAIRPERSON OF THE BOARD .............................................................. 25 5.9 THE CHIEF EXECUTIVE OFFICER ............................................................................. 26 5.10 THE PRESIDENT ............................................................................................................ 26 5.11 THE VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS............................. 26 5.12 THE SECRETARY AND ASSISTANT SECRETARIES ............................................... 26 5.13 THE CHIEF FINANCIAL OFFICER AND ASSISTANT TREASURERS .................... 26 ARTICLE VI - STOCK .............................................................................................................................. 27 6.1 STOCK CERTIFICATES; PARTLY PAID SHARES .................................................... 27 6.2 SPECIAL DESIGNATION ON CERTIFICATES ........................................................... 27 6.3 LOST, STOLEN OR DESTROYED CERTIFICATES ................................................... 28 6.4 DIVIDENDS ..................................................................................................................... 28 6.5 TRANSFER OF STOCK .................................................................................................. 28 6.6 STOCK TRANSFER AGREEMENTS ............................................................................ 28 6.7 REGISTERED STOCKHOLDERS .................................................................................. 29 ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER ......................................................... 29 7.1 NOTICE OF STOCKHOLDERS’ MEETINGS ............................................................... 29 7.2 NOTICE TO STOCKHOLDERS SHARING AN ADDRESS ........................................ 29 7.3 NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL ............ 29 7.4 WAIVER OF NOTICE ..................................................................................................... 29 ARTICLE VIII - INDEMNIFICATION ..................................................................................................... 30 8.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS ............................................................................................................... 30 8.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.............................................................. 30 8.3 SUCCESSFUL DEFENSE ............................................................................................... 31 8.4 INDEMNIFICATION OF OTHERS; ADVANCE PAYMENT TO OTHERS ............... 31 8.5 ADVANCE PAYMENT OF EXPENSES ........................................................................ 31 8.6 LIMITATION OF INDEMNIFICATION ........................................................................ 31 8.7 DETERMINATION; CLAIM .......................................................................................... 32 8.8 NON-EXCLUSIVITY OF RIGHTS ................................................................................. 32 8.9 INSURANCE.................................................................................................................... 33 8.10 SURVIVAL ...................................................................................................................... 33 8.11 EFFECT OF REPEAL OR MODIFICATION ................................................................. 33 8.12 CERTAIN DEFINITIONS ............................................................................................... 33 ARTICLE IX - GENERAL MATTERS ..................................................................................................... 33 9.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS...................... 33 9.2 FISCAL YEAR ................................................................................................................. 34 9.3 SEAL ................................................................................................................................ 34 9.4 CONSTRUCTION; DEFINITIONS ................................................................................. 34 9.5 FORUM SELECTION ..................................................................................................... 34 ARTICLE X - AMENDMENTS ................................................................................................................ 35

BYLAWS ARTICLE I - CORPORATE OFFICES 1.1 REGISTERED OFFICE The registered office of Arista Networks, Inc. shall be fixed in the corporation’s certificate of incorporation. References in these bylaws to the certificate of incorporation shall mean the certificate of incorporation of the corporation, as amended from time to time, including the terms of any certificate of designations of any series of preferred stock. 1.2 OTHER OFFICES The corporation’s board of directors may at any time establish other offices at any place or places. ARTICLE II - MEETINGS OF STOCKHOLDERS 2.1 PLACE OF MEETINGS Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office. 2.2 ANNUAL MEETING The annual meeting of stockholders shall be held each year on such date, at such time, and at such place (if any) within or without the State of Delaware, as the board of directors shall designate from time to time and stated in the corporation’s notice of the meeting. At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 of these bylaws, may be transacted. The board of directors, by the affirmative vote of a majority of the Whole Board, may cancel, postpone or reschedule any previously scheduled annual meeting of stockholders at any time, before or after the notice for such meeting has been sent to the stockholders. For purposes of these bylaws, the term “Whole Board” will mean the total number of authorized directors whether or not there exist any vacancies or other unfilled seats in previously authorized directorships. 2.3 SPECIAL MEETING (i) A special meeting of the stockholders, other than those required by statute, may be called at any time only by (A) the affirmative vote of a majority of the Whole Board, (B) the chairperson of the board of directors, (C) the chief executive officer, or (D) the president (in the absence of a chief executive officer). A special meeting of the stockholders may not be called by any other person or persons. The board of directors, by the affirmative vote of a majority of the Whole Board, may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders. (ii) The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the board of directors acting by the affirmative vote of

2 a majority of the Whole Board, the chairperson of the board of directors, the chief executive officer or the president (in the absence of a chief executive officer). Nothing contained in this Section 2.3(ii) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held. 2.4 ADVANCE NOTICE PROCEDURES (i) Advance Notice of Stockholder Business at Annual Meeting. (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (1) pursuant to the corporation’s notice of the annual meeting (or any supplement thereto) with respect to such annual meeting, (2) by or at the direction of the board of directors, or any committee thereof that has been formally delegated authority to propose such business pursuant to a resolution adopted by a majority of the Whole Board, (3) by a stockholder who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(i), (B) is a stockholder of record on the record date for determination of stockholders entitled to notice of the annual meeting, (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting, (D) is a stockholder of record at the time of the annual meeting, and (E) has timely complied in proper written form with the notice procedures set forth in this Section 2.4(i) or (4) as may be provided in the certificate of designations for any class or series of preferred stock. In addition, for business to be properly brought by a stockholder before an annual meeting, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations and any successors thereto (the “1934 Act”)), and subject to clause (4) above, clause (3) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders. (b) To comply with clause (3) of Section 2.4(i)(a) above, a stockholder’s notice must set forth all information required under this Section 2.4(i) and must be timely received by the secretary of the corporation (the “Secretary”). To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 45th day nor earlier than the close of business on the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than 25 days from the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment, rescheduling, or postponement or other delay of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.4(i). “Public Announcement” shall mean disclosure (A) in a press release issued by the corporation reported by the Dow Jones News Service, Associated Press or a comparable national news service, (B) in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the 1934 Act or (C) by such other means utilized by the corporation as is reasonably designed to inform the public or stockholders of the corporation in general of such information, including, without limitation, posting on the corporation’s investor relations website.

3 (c) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting, the text of the proposed business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend these bylaws, the text of the proposed amendment) and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including, without limitation, any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation (any of the foregoing, a “Derivative Instrument”) including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument, (5) any rights to dividends on the corporation’s securities beneficially owned by the stockholder or any Stockholder Associated Person that are separated or separable from the underlying security, (6) any material interest of the stockholder or a Stockholder Associated Person in such business, (7) any agreement, arrangement or understanding between such stockholder or any Stockholder Associated Person and any other person or persons (including, in each case, their names) in connection with the proposal of such business, (8) any proportionate interest in the corporation’s securities or any Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (9) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the corporation’s securities or any Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household, (10) any significant equity interests or any Derivative Instruments in any principal competitor of the corporation that are held by such stockholder or any Stockholder Associated Person, (11) any direct or indirect interest of such stockholder or any Stockholder Associated Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement), (12) a representation and undertaking that the stockholder is a holder of record of stock of the corporation as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting, (13) any other information relating to such stockholder or any Stockholder Associated Person or others acting in concert with them, or the proposed business that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such proposal pursuant to Section 14 of the 1934 Act, (14) such other information relating to any proposed item of business as the corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action, (15) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the corporation, (16) any material pending or threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or material participant involving the corporation or any of its officers, directors or affiliates, (17) any material relationship between such stockholder or such Stockholder Associated Person, on the one hand, and the corporation or any of its officers, directors or affiliates, on the other hand, and (18) a representation and undertaking as to whether either such stockholder or any Stockholder Associated Person or others acting in concert with them will deliver, or is part of a group that

4 intends to deliver a proxy statement and form of proxy to or otherwise solicit proxies from holders of at least the percentage of the voting power of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (18), a “Business Solicitation Statement”). In addition, to be in proper written form and timely, a stockholder’s notice (and any additional information submitted to the corporation in connection therewith) to the Secretary must be updated and supplemented (A) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, and (B) to provide any additional information that the corporation may reasonably request. Such update and supplement or additional information must be received by the Secretary at the principal executive offices of the corporation, in the case of a request for additional information, promptly following a request therefor, which response must be received by the Secretary not later than such reasonable time as is specified in any such request from the corporation or, in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the annual meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date of the annual meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof). The failure to timely provide such update, supplement or additional information shall result in the proposal no longer being eligible for consideration at the annual meeting. For purposes of this Section 2.4, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii). (d) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.4(i) and, if applicable, Section 2.4(ii). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.4(i), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted. (ii) Advance Notice of Director Nominations at Annual Meetings. (a) For an annual meeting of stockholders at which directors are to be elected or re-elected, notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.4(ii) or Section 2.4(iv) shall be eligible for election or re-election as directors at such annual meeting of stockholders. Nominations of persons for election or re-election to the board of directors of the corporation shall be made at an annual meeting of stockholders only (1) by or at the direction of the board of directors, or any committee thereof that has been formally delegated authority to nominate such person pursuant to a resolution adopted by a majority of the Whole Board, (2) by a stockholder who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(ii), (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting, (C) is a stockholder of record on the record date for the

5 determination of stockholders entitled to vote at the annual meeting, (D) is a stockholder of record at the time of the annual meeting, and (E) has timely complied in proper written form with the notice procedures set forth in this Section 2.4(ii), or (3) as may be provided in the certificate of designations for any class or series of preferred stock. In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to this Section 2.4(ii), the stockholder must have given timely notice thereof in proper written form to the Secretary at the principal executive offices of the corporation. (b) To comply with clause (2) of Section 2.4(ii)(a) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.4(ii) and must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 45th day nor earlier than the close of business on the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than 25 days from the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which Public Announcement of the date of such annual meeting is first made. In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the annual meeting. In the event that the number of directors to be elected to the board of directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased board made by the corporation at least 10 days before the last day a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, a stockholder’s notice required by this Section 2.4(ii) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made. In no event shall any adjournment, rescheduling, or postponement or other delay of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.4(i). (c) To be in proper written form, such stockholder’s notice to the Secretary must set forth: (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director (a “nominee”): (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any Derivative Instruments held or beneficially held by the nominee, including the full notional amount of any securities that, directly or indirectly, underlie any such Derivative Instrument, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to create or mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee with respect to the corporation’s securities, (E) any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such nominee has, or has had within the past three years, with any person or entity other than the corporation (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the corporation, (F) a description of any other material relationships between the

6 nominee and such nominee’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and any Stockholder Associated Person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder or Stockholder Associated Person were the “registrant” for the purposes of such rule and such nominee were a director or executive officer of such registrant, (G) a written statement executed by the nominee acknowledging that the nominee consents to (x) being named as a nominee of such stockholder, (y) serving as a director of the corporation if elected, and (z) being named as a director nominee of such stockholder in the corporation’s proxy statement and form of proxy, in each case pursuant to Rule 14a-19 of the 1934 Act (“Rule 14a-19”), and (H) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Section 14 of the 1934 Act; and (2) as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (17) of Section 2.4(i)(c), above, and the update and supplement referenced in the second sentence of Section 2.4(i)(c) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), with such update and supplement being subject to the terms of the second and third sentences of Section 2.4(i)(c), and (B) a statement whether either such stockholder or Stockholder Associated Person or others acting in concert with them will, or is part of a group that intends to, deliver a proxy statement and form of proxy to or otherwise solicit proxies from holders of at least the percentage of the voting power of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect or re-elect such nominee(s) (which statement must declare whether such stockholder or any Stockholder Associated Person intends to solicit the requisite percentage of the voting power of the corporation’s stock under Rule 14a-19) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”). (d) To be eligible to be a nominee of any stockholder for election as a director of the corporation, any person nominated by a stockholder for election or re-election as a director must, at the request of the board of directors, furnish to the Secretary (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given, (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director or audit committee financial expert of the corporation under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the corporation and (3) such other information that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, or the qualifications of such nominee. Such additional information, if applicable, must be received by the Secretary at the principal executive offices of the corporation promptly following a request therefor, not later than such reasonable time as is specified in any such request from the corporation. In the absence of the timely furnishing of any such information of the kind specified in this Section 2.4(i)(d) if requested, such stockholder’s nomination shall not be considered in proper form and shall be ineligible for consideration at the annual meeting pursuant to this Section 2.4(ii). (e) Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.4(ii) or Section 2.4(iv). No later than five business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder nominating individuals for election as a director pursuant to this Section 2.4(ii) will provide the corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19. The failure to timely provide such update, supplement or additional information shall result in such nominee(s) no longer being eligible for consideration at the annual meeting. If the stockholder fails to comply with the

7 requirements of Rule 14a-19 (including because the stockholder fails to provide the corporation with all information or notices required by Rule 14a-19), then the director nominee(s) proposed by such stockholder shall be ineligible for election at the annual meeting, and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the corporation and counted for the purposes of determining quorum. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee or other information provided to the corporation by or on behalf of such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded. (iii) Advance Notice of Director Nominations at Special Meetings. (a) For a special meeting of stockholders at which directors are to be elected or re-elected, notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.4(iii) shall be eligible for election or re-election as directors at such special meeting of stockholders. Nominations of persons for election or re-election to the board of directors of the corporation shall be made at a special meeting of stockholders only (1) by or at the direction of the board of directors, or any committee thereof that has been formally delegated authority to nominate such person pursuant to a resolution adopted by a majority of the Whole Board, (2) by a stockholder who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(iii), (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the special meeting, (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting, (D) is a stockholder of record at the time of the special meeting and (E) has timely complied in proper written form with the notice procedures and time periods set forth in Sections 2.4(ii)(c) above and 2.4(ii)(d) above (with references therein to “annual meeting” deemed to mean “special meeting” for the purposes of this Section 2.4(iii) and, as necessary, any section references therein deemed to be amended to refer to the appropriate portion of this Section 2.4(iii)), or (3) as may be provided in the certificate of designations for any class or series of preferred stock. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the later of (i) the 90th day prior to such special meeting, or (ii) the 10th day following the day on which Public Announcement of the date of such special meeting and of the nominees proposed by the board of directors to be elected or re-elected at such special meeting is first made. In no event shall any adjournment, rescheduling, or postponement or other delay of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.4(iii). Without exception, no person shall be eligible for election or re-election as a director of the corporation at a special meeting unless nominated in accordance with the provisions set forth in this Section 2.4(iii). . In the event that the number of directors to be elected to the board of directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased board made by the corporation at least 10 days before the last day a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, a stockholder’s notice required by this Section 2.4(iii) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made.

8 (b) In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or other information provided to the corporation by or on behalf of such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. Any person nominated in accordance with this Section 2.4(iii) is subject to, and must comply with, the provisions of Section 2.4(ii)(d). In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the special meeting. The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded. (iv) Proxy Access for Director Nominees. (a) Inclusion of Stockholder Nominees in Proxy Materials. Whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting, subject to the provisions of this Section 2.4(iv), the corporation will include in its proxy materials for such annual meeting, in addition to any persons nominated for election by the board of directors or a committee appointed by the board of directors, the name, together with the Required Information (as defined below), of any person properly nominated for election pursuant to this Section 2.4(iv) to the board of directors (a “Stockholder Nominee”) by an Eligible Stockholder (as defined below). An Eligible Stockholder must expressly elect, at the time of providing the notice required by this Section 2.4(iv) (the “Nomination Notice”), to have the nominee of such Eligible Stockholder included in the corporation’s proxy materials pursuant to this Section 2.4(iv). For the avoidance of doubt, if a Stockholder Nominee is included in the corporation’s proxy materials for an annual meeting pursuant to this Section 2.4(iv), then the corporation will also include such Stockholder Nominee on (A) any ballot distributed at such annual meeting; (B) the corporation’s proxy card; and (C) any other format through which the corporation permits proxies to be submitted. (b) Definition of Eligible Stockholder. An “Eligible Stockholder” is a stockholder, or a group of no more than 20 stockholders, of the corporation that has satisfied (individually or, in the case of a group, collectively) all applicable conditions and has complied with all applicable procedures, in each case as set forth in this Section 2.4(iv). No person may be a member of more than one group of persons constituting an Eligible Stockholder. A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this Section 2.4(iv), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For purposes of this Section 2.4(iv), two or more funds or trusts will be treated as one stockholder or beneficial owner (a “Qualifying Fund”) if they are (i) under common management and investment control; (ii) under common management and funded primarily by the same employer; or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. (c) Required Information. For purposes of this Section 2.4(iv), the “Required Information” that the corporation will include in its proxy materials is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the rules and regulations of the SEC promulgated under the 1934 Act; and (ii) if the Eligible Stockholder so elects, one or more Supporting Statements (as defined below).

9 (d) Delivery of Nomination Notice. To be timely, a Nomination Notice must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. In the event that the annual meeting is called for a date that is more than 25 days before or after the one-year anniversary of the date of the previous year’s annual meeting, in order for a stockholder’s Nomination Notice to be timely it must be so received not earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which the notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. No adjournment, rescheduling, postponement or other delay of an annual meeting, or any announcement thereof, will commence a new time period (or extend any time period) for the giving of a Nomination Notice. (e) Maximum Number of Stockholder Nominees. (1) Maximum Number; Reductions. The maximum aggregate number of Stockholder Nominees that will be included in the corporation’s proxy materials with respect to an annual meeting will not exceed the greater of (A) two or (B) 20 percent of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 2.4(iv), or if such amount is not a whole number, then the closest whole number below 20 percent. This maximum number will be reduced by (i) any person elected to the board of directors who was a Stockholder Nominee at a preceding annual meeting and whose remaining term extends beyond the upcoming annual meeting of stockholders, (ii) the number of persons serving as directors or as nominees for director who, in either case, were elected or appointed to the board of directors or will be included in the corporation’s proxy materials as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares of common stock of the corporation by such stockholder or group of stockholders from the corporation), other than any director whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such annual meeting for another term of office; (iii) any Stockholder Nominee whose name was submitted by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.4(iv) but either (a) is subsequently withdrawn, disregarded or declared invalid or ineligible; or (b) that the board of directors or a committee thereof decides to nominate for election at such annual meeting; and (iv) the number of persons nominated by stockholders in accordance with Section 2.4(ii) (whether or not such nomination is subsequently withdrawn) at such annual meeting. The number of Stockholder Nominees cannot exceed the number of directors to be elected at the applicable annual meeting. (2) Impact of Vacancies. If (A) one or more vacancies or other unfilled seats in previously authorized directorships for any reason occurs on the board of directors after the last day on which a Nomination Notice may be delivered pursuant to this Section 2.4(iv) but before the date of the annual meeting and (B) the board of directors resolves to reduce the size of the board of directors in connection with such vacancy or other unfilled seat, then the maximum number of Stockholder Nominees will be calculated based on the number of directors in office as so reduced. (3) Ranking of Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials must rank its Stockholder Nominees in its Nomination Notice based on the order in which the Eligible Stockholder desires that such Stockholder Nominees be selected for inclusion in the corporation’s proxy materials. If the number of Stockholder Nominees submitted by Eligible Stockholders exceeds the

10 maximum number of nominees provided for pursuant to Section 2.4(iv)(e)(1), then the highest-ranking qualifying Stockholder Nominee of each Eligible Stockholder will be selected by the corporation for inclusion in the corporation’s proxy materials until the maximum number of Stockholder Nominees is reached, going in order by the number (largest to smallest) of shares of common stock of the corporation that each Eligible Stockholder disclosed as Owned (as defined below) in its Nomination Notice. If the maximum number of Stockholder Nominees is not reached after the highest-ranking qualifying Stockholder Nominee of each Eligible Stockholder has been selected, then this process will continue with the next highest-ranked Stockholder Nominees as many times as necessary, following the same order each time, until the maximum number is reached. (f) Ownership. For purposes of this Section 2.4(iv), an Eligible Stockholder will be deemed to “Own” only those outstanding shares of common stock of the corporation as to which the Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to the shares; and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the prior sentence will not include any shares (A) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (B) borrowed by such Eligible Stockholder or any of its affiliates for any purpose; (C) purchased by such Eligible Stockholder or any of its affiliates subject to an agreement to resell; or (D) subject to any option, warrant, forward contract, swap, contract of sale, or other Derivative Instrument or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the full right to vote or direct the voting of any such shares by the Eligible Stockholder or its affiliates; or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or its affiliates. A stockholder will “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares will be deemed to continue during any period in which the stockholder has (a) loaned such shares so long as the stockholder has the power to recall such loaned shares on no more than five business days’ notice and includes with the Nomination Notice an agreement that it (i) will promptly recall such loaned shares upon being notified by the corporation that any of its Stockholder Nominees will be included in the corporation’s proxy materials and (ii) will continue to hold such recalled shares through the date of the annual meeting; or (b) delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder. The terms “Owned,” “Owning”, “Ownership” and other variations of the word “Own” will have correlative meanings. For purposes of this Section 2.4(iv), the term “affiliate” will have the meaning given to it in Rule 405 promulgated under the Securities Act of 1933 (the “Securities Act”). (g) Eligible Stockholder Requirements. (1) Ownership Requirement. To make a nomination pursuant to this Section 2.4(iv), an Eligible Stockholder must have Owned continuously for at least three years (the “Holding Period”) a number of shares representing at least three percent of the corporation’s common stock (such required number of shares, the “Required Shares”). For purposes of determining whether the Eligible Stockholder owned the Required Shares for the Holding Period, the number of shares of common stock will be determined by reference to the corporation’s periodic filings with the SEC during the Holding Period. The Required Shares must also be Owned continuously as of (i) the date on which the Nomination Notice is delivered to, or mailed and received at, the principal executive offices of the corporation in

11 accordance with this Section 2.4(iv); (ii) the record date for determining stockholders entitled to vote at the annual meeting; and (iii) the date of the annual meeting. (2) Additional Requirements for Groups of Stockholders. If a group of stockholders aggregates Ownership of shares in order to meet the requirements under this Section 2.4(iv), then (i) all shares held by each stockholder constituting their contribution to the Required Shares must have been held by that stockholder continuously for at least the Holding Period, and must also be Owned continuously as of (A) the date on which the Nomination Notice is delivered to, or mailed and received at, the principal executive offices of the corporation in accordance with this Section 2.4(iv); (B) the record date for determining stockholders entitled to vote at the annual meeting; and (C) the date of the annual meeting; (ii) each provision in this Section 2.4(iv) that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions will be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their stockholdings in order to meet the Required Shares); and (iii) a breach of any obligation, agreement or representation under this Section 2.4(iv) by any member of such group will be deemed a breach by the Eligible Stockholder. (h) Information to be Provided by an Eligible Stockholder. Within the time period specified for providing the Nomination Notice, an Eligible Stockholder (which, for purposes of this Section 2.4(iv)(h), will be deemed to include any beneficial owner on whose behalf the nomination is made) making a nomination pursuant to this Section 2.4(iv) must provide the following information in writing to the Secretary at the principal executive offices of the corporation: (1) the name and address of the Eligible Stockholder; (2) a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares of common stock of the corporation that it Owns and has Owned continuously during the Holding Period; (B) agreeing to continue to Own the Required Shares through the date of annual meeting; and (C) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting (it being understood that this statement will not be deemed to impose any obligation on the Eligible Stockholder to hold any of the Required Shares following the annual meeting); (3) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, (A) the designation by all group members of one group member that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all such members with respect to the nomination and all related matters (including any withdrawal of the nomination); (B) the written acceptance by such group member of such designation; and (C) the address, phone number and electronic mail address of such group member, (4) one or more written statements from each record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Holding Period) verifying that, as of a date within seven calendar days prior to the date that Nomination Notice is delivered or received at the principal executive offices of the corporation, the Eligible Stockholder then Owns, and has Owned continuously for the Holding Period, the Required Shares; (5) an undertaking by the Eligible Stockholder to provide, within seven calendar days after (A) the record date for the annual meeting (if, prior to such record date, the corporation (1) has made disclosure of the record date in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the

12 corporation with the SEC pursuant to Section 13, Section 14 or Section 15(d) of the 1934 Act; or (2) delivered a written notice (including by electronic mail) of the record date to the Eligible Stockholder) or (B) the date on which the corporation delivered to the Eligible Stockholder written notice (including by electronic mail) of the record date (if such notice is provided after the record date), one or more written statements from each record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Holding Period) verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date; (6) in the case of a Qualifying Fund whose share Ownership is counted for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the board of directors that demonstrates that such Qualifying Fund meets the requirements of a Qualifying Fund; (7) the information, agreements, certifications, representations and other documents required to be set forth in or included with a stockholder’s notice of a nomination pursuant to Section 2.4(ii); (8) a copy of the Schedule 14N that has been or is concurrently being filed by such Eligible Stockholder with the SEC as required by Rule 14a-18 under the 1934 Act (or any successor rule); (9) a representation and undertaking that (A) the Eligible Stockholder (1) did not acquire, and is not holding, securities of the corporation for the purpose or with the effect of influencing or changing control of the corporation; (2) has not nominated, and will not nominate, for election to the board of directors at the annual meeting any person other than the Stockholder Nominees being nominated by it pursuant to this Section 2.4(iv); (3) has not engaged, and will not engage, in a, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a- 1(l) under the 1934 Act (or any successor rule) in support of the election of any individual as a director at the annual meeting (other than its Stockholder Nominees or a nominee of the board of directors); (4) has not distributed, and will not distribute, to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; (5) has complied, and will comply, with all laws, rules and regulations applicable to any actions taken pursuant to this Section 2.4(iv), including the nomination of its Stockholder Nominees and any permissible solicitation in connection with the annual meeting; and (6) consents to the public disclosure of the information provided pursuant to this Section 2.4(iv); and (B) the facts, statements and other information in all communications with the corporation and its stockholders by the Eligible Stockholder are, and will be, true and correct in all material respects and do not, and will not, omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (10) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provides to the corporation; (B) indemnify and hold harmless the corporation and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers, employees, agents or affiliates arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect any Stockholder Nominees pursuant to this Section 2.4(iv); (C) comply with all requirements of this Section 2.4(iv); and (D) upon request, provide to the corporation within five business days after such request, but in any event prior to the date of the applicable annual meeting, such additional information as is reasonably requested by the corporation (including any information reasonably necessary to verify the

13 Eligible Stockholder’s continuous Ownership of the Required Shares for the Holding Period and through the date of the annual meeting). (i) Representations and Agreement of any Stockholder Nominee. (1) Materials Required to be Provided. Within the time period specified for providing the Nomination Notice, each Stockholder Nominee must deliver to the Secretary the materials contemplated by clauses (1) through (5), inclusive, of Section 2.4(v)(c) (with references to nominee therein deemed to refer to Stockholder Nominee). (2) Additional Materials. At the written request of the corporation, the Stockholder Nominee must promptly, but in any event within five business days of such request, submit all (A) completed and signed questionnaires required of the corporation’s directors, nominees for director, and officers; and (B) additional information requested by the corporation (1) as may be reasonably necessary to permit the board of directors or any of its committees to determine if such Stockholder Nominee (a) is independent under the listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors (collectively, the “Applicable Independence Standards”); (b) is eligible to serve as a director of the corporation; (c) has any direct or indirect relationship with the corporation; and (d) is not, and has not been, subject to any event specified in Item 401(f) of Regulation S-K promulgated under the Securities Act (or any successor rule) or any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act (or any successor rule); and (2) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee. (j) Supporting Statement. For each of its Stockholder Nominees, the Eligible Stockholder may provide to the Secretary, within the time period specified for providing the Nomination Notice, a written statement, not to exceed 500 words, for inclusion in the corporation’s proxy statement for the annual meeting in support of the candidacy of such Stockholder Nominee (a “Supporting Statement”). No Supporting Statement may include any images, charts, pictures, graphic presentations or similar items. (k) True, Correct and Complete Information. If any information or communications provided by any Eligible Stockholder or Stockholder Nominee to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), then such Eligible Stockholder or Stockholder Nominee, as the case may be, must promptly notify the Secretary in writing and provide the information that is required to make such information or communication true, correct, complete and not misleading. In addition, any person or entity providing any information to the corporation pursuant to this Section 2.4(iv) must further update and supplement such information, if necessary, so that all such information is true and correct as of the record date for the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof. Any update or supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) pursuant to this Section 2.4(iv) must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation no later than (i) five business days after the record date for the annual meeting (in the case of any update and supplement required to be made as of the record date); and (ii) seven business days prior to the date of the annual meeting or any adjournment, rescheduling, postponement or other thereof (in the case of any update and supplement required to be made as of 10 business days prior to the annual meeting). No notification, update or supplement provided pursuant to this Section 2.4(iv) or otherwise will be deemed to cure any defect in any previously provided information or communications or

14 limit the remedies available to the corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials). (l) Disqualifications and Exclusions of Stockholder Nominees. (1) Bases for Disqualifying or Excluding Stockholder Nominees. Notwithstanding anything to the contrary in this Section 2.4(iv), the corporation will not be required to include a Stockholder Nominee in its proxy materials (A) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” (within the meaning of Rule 14a-1(l) under the 1934 Act (or any successor rule)) in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominees or a nominee of the board of directors; (B) who is not independent under the Applicable Independence Standards, as determined in good faith by the board of directors or any of its committees; (C) whose election as a member of the board of directors would cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal exchanges upon which the corporation’s shares of common stock are listed or traded, or any applicable law, rule or regulation; (D) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (E) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years; (F) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act (or any successor rule); (G) if such Stockholder Nominee dies, becomes disabled or otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 2.4(iv) or otherwise becomes unavailable for election at the annual meeting (including because such Stockholder Nominee is no longer willing to serve on the board of directors); (H) if such Stockholder Nominee or the Eligible Stockholder who has nominated such Stockholder Nominee has not provided any information to the corporation required by this Section 2.4(iv) or has provided information to the corporation with respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the board of directors; (I) if such Stockholder Nominee or the Eligible Stockholder who has nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder, as applicable, or fails to comply with its obligations pursuant to this Section 2.4(iv); (J) if the Eligible Stockholder who has nominated such Stockholder Nominee ceases to be an Eligible Stockholder for any reason, including but not limited to not Owning the Required Shares through the date of the applicable annual meeting; or (K) if such Stockholder Nominee and the Eligible Stockholder (or a representative thereof) or, in the case of a nomination by a group of stockholders, the representative designated by the group in accordance with Section 2.4(iv)(h)(3), do not appear at the annual meeting to, as applicable, present the Stockholder Nominee for election. (2) Process Following Disqualification or Exclusion. Following any determination in accordance with Section 2.4(iv)(l)(1), (A) the corporation will not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder; (B) to the extent feasible, the corporation may remove the information concerning a Stockholder Nominee and any related Supporting Statement (or portion thereof) from its proxy materials or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting; and (C) the board of directors or the person presiding at the annual meeting will declare the nomination of such Stockholder Nominee to be invalid and such nomination will be disregarded notwithstanding that proxies in support of such Stockholder Nominee may have been received by the corporation.

15 (3) Withdrawn or Ineligible Stockholder Nominees. Any Stockholder Nominee who is included in the corporation’s proxy materials for an annual meeting but either (A) withdraws from or becomes ineligible or unavailable for election at such annual meeting or (B) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election at such annual meeting will be ineligible to be a Stockholder Nominee pursuant to this Section 2.4(iv) for the next two annual meetings. For the avoidance of doubt, the preceding sentence will not prevent any stockholder from nominating any person to the board of directors pursuant to Section 2.4(ii). (m) Filing Obligation. The Eligible Stockholder (including any person or entity who Owns shares of common stock of the corporation that constitute part of the Ownership of such Eligible Stockholder for purposes of meeting the Required Shares) must file with the SEC any solicitation of the corporation’s stockholders relating to the annual meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act (or any successor rule) or whether any exemption from filing is available for such solicitation under Regulation 14A of the 1934 Act. (n) Omitted Disclosure by the Corporation. Notwithstanding anything to the contrary contained in this Section 2.4(iv), the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes (i) is not true in all material respects or omits a material statement necessary to make such information or Supporting Statement (or portion thereof) not misleading; (ii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (iii) violates any applicable law, rule, regulation or listing standard. (o) No Limitation on the Corporation. Nothing in this Section 2.4(iv) will limit the corporation’s ability to (i) solicit against any Stockholder Nominee; (ii) include in its proxy materials its own statements or other information relating to any Eligible Stockholder or Stockholder Nominee (including any information provided to the corporation pursuant to this Section 2.4(iv)); or (iii) include in its proxy materials any Stockholder Nominee as a nominee of the board of directors. (p) Exclusive Method for Proxy Access. Other than pursuant to Rule 14a-19 and in compliance with Section 2.4(ii), this Section 2.4(iv) provides the exclusive method for a stockholder to include nominees for election to the board of directors in the corporation’s proxy materials for an annual meeting. (v) Other Requirements and Procedures. (a) In addition to the foregoing provisions of this Section 2.4, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act with respect to the matters set forth in this Section 2.4. Nothing in this Section 2.4 shall be deemed to affect any rights of: (1) a stockholder to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act; or (2) the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act. (b) Notwithstanding anything to the contrary in this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the applicable meeting to present a nomination or other proposed business made

16 pursuant to Sections 2.4(i)-(iii), inclusive, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the corporation and counted for purposes of determining a quorum. For purposes of this Section 2.4(v)(b), to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the applicable meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the applicable meeting. (c) To be eligible to be a nominee of any stockholder for election as a director of the corporation pursuant to Section 2.4(ii) or Section 2.4(iii), the nominee must provide the Secretary, in accordance with the applicable time periods prescribed for the delivery of notice under Section 2.4(ii)(a) or Section 2.4(iii): (1) a signed and completed written questionnaire (in the form provided by the Secretary at the written request of the nominating stockholder, which form will be provided by the Secretary within 10 days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the corporation to determine the eligibility of such nominee to serve as a director of the corporation or to serve as an independent director of the corporation; (2) a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue; (3) a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such nominee has, or has had within the past three years, with any person or entity other than the corporation (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the corporation; (4) a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and trading guidelines, and other policies and guidelines applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary will provide to such proposed nominee all such policies and guidelines then in effect); and (5) a written representation and undertaking that such nominee, if elected, intends to serve a full term on the board of directors. 2.5 NOTICE OF STOCKHOLDERS’ MEETINGS Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

17 2.6 QUORUM The holders of a majority of the voting power of the capital stock of the corporation issued, outstanding and entitled to vote, and present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, unless otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the then-issued and outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange. If a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. The chairperson of the meeting shall have the authority to adjourn a meeting of the stockholders in all other events. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. 2.7 ADJOURNED MEETING; NOTICE Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. 2.8 CONDUCT OF BUSINESS The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business. The chairperson of any meeting of stockholders shall be designated by the board of directors; in the absence of such designation, the chairperson of the board, if any, or the chief executive officer (in the absence of the chairperson) or the president (in the absence of the chairperson of the board and the chief executive officer), or in their absence any other executive officer of the corporation, shall serve as chairperson of the stockholder meeting.

18 2.9 VOTING The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL. Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange. 2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING Subject to the rights of the holders of the shares of any class or series of preferred stock or any other class of stock or series thereof that have been expressly granted the right to take action by written consent, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders. 2.11 RECORD DATES In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting

19 the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. 2.12 PROXIES Each stockholder entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL; provided that such authorization shall set forth, or be delivered with information enabling the corporation to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. 2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE The corporation shall prepare, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. 2.14 INSPECTORS OF ELECTION Before any meeting of stockholders, the corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector or inspectors so appointed and designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and

20 ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify the determination of the number of shares of capital stock of the corporation represented at the meeting, and their count of all votes and ballots. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspector or inspectors may consider such information as is permitted by applicable law. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. ARTICLE III - DIRECTORS 3.1 POWERS The business and affairs of the corporation shall be managed by or under the direction of the board of directors, except as may be otherwise provided in the DGCL or the certificate of incorporation. 3.2 NUMBER OF DIRECTORS The board of directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time solely by resolution of a majority of the Whole Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. 3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors. If so provided in the certificate of incorporation, the directors of the corporation shall be divided into classes. 3.4 RESIGNATION AND VACANCIES Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified in the notice of resignation, acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

21 Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled only by a majority of the directors then- in office, although less than a quorum, or by a sole remaining director. If the directors are divided into classes, a person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified. If, at the time of filling any vacancy or any newly created directorship, the directors then-in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable. 3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE The board of directors may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. 3.6 REGULAR MEETINGS Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors. 3.7 SPECIAL MEETINGS; NOTICE Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairperson of the board of directors, the chief executive officer, the president, the Secretary or a majority of the Whole Board; provided that the person(s) authorized to call a special meeting of the board of directors may authorize another person or persons to send notice of such meeting. Notice of the time and place of special meetings shall be: (i) delivered personally by hand, by courier or by telephone; (ii) sent by United States first-class mail, postage prepaid; (iii) sent by facsimile; (iv) sent by electronic mail; or (v) otherwise given by electronic transmission (as defined in Section 232 of the DGCL),

22 directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the corporation’s records. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile, (iii) sent by electronic mail or (iv) otherwise given by electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice of the time and place of the meeting may be communicated to the director in lieu of written notice if such notice is communicated at least 24 hours before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting, unless required by statute. 3.8 QUORUM; VOTING At all meetings of the board of directors, a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors. 3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING Unless otherwise restricted by the certificate of incorporation, these bylaws or statute, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission and any such consent may be documented, signed and delivered in a manner permitted by Section 116 of the DGCL. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the board of directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained. 3.10 FEES AND COMPENSATION OF DIRECTORS Unless otherwise restricted by the certificate of incorporation, these bylaws or statute, the board of directors shall have the authority to fix the compensation of directors.

23 3.11 REMOVAL OF DIRECTORS A director may be removed from office by the stockholders of the corporation only for cause in the manner set forth in the certificate of incorporation. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office. ARTICLE IV - COMMITTEES 4.1 COMMITTEES OF DIRECTORS The board of directors, acting pursuant to a resolution adopted by a majority of the Whole Board may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation. 4.2 COMMITTEE MINUTES Each committee and subcommittee shall keep regular minutes of its meetings. 4.3 MEETINGS AND ACTION OF COMMITTEES Unless otherwise specified by the board of directors, meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the provisions of: (i) Section 3.5 (place of meetings and meetings by telephone); (ii) Section 3.6 (regular meetings); (iii) Section 3.7 (special meetings; notice); (iv) Section 3.8 (quorum; voting); (v) Section 3.9 (action without a meeting); and (vi) Section 7.4 (waiver of notice) with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the board of directors and its members. However:

24 (i) the time and place of regular meetings of committees or subcommittees may be determined by resolution of the committee or subcommittee; (ii) special meetings of committees or subcommittees may also be called by resolution of the board of directors or the committee or subcommittee; and (iii) notice of special meetings of committees and subcommittees shall also be given to all alternate members who shall have the right to attend all meetings of the committee or subcommittee. The board of directors or a committee or subcommittee may also adopt other rules for the government of any committee or subcommittee. Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws. 4.4 SUBCOMMITTEES Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. ARTICLE V - OFFICERS 5.1 OFFICERS The officers of the corporation shall be a president and a secretary. The corporation may also have a chairperson of the board of directors, a vice chairperson of the board of directors, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers with such other titles as may from time to time be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person. 5.2 APPOINTMENT OF OFFICERS The board of directors shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. A vacancy in any office because of death, resignation, removal or otherwise may be filled in the manner prescribed by the board of directors. 5.3 SUBORDINATE OFFICERS The board of directors, or any duly authorized committee or subcommittee thereof, may appoint, or empower any officer to appoint, such other officers as the business of the corporation may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as the board of directors, any duly authorized committee or subcommittee thereof, or any officer who has been conferred such power of determination may from time to time determine.

25 5.4 REMOVAL AND RESIGNATION OF OFFICERS Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors. Any such officer may also be removed by any duly authorized committee or subcommittee of the board of directors or by any officer upon whom such power of removal may be conferred by the board of directors. Any officer may resign at any time by giving written or electronic notice to the corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. 5.5 REPRESENTATION OF SHARES OR INTERESTS OF OTHER CORPORATIONS OR ENTITIES The chairperson of the board of directors, the chief executive officer, the president, any vice president, the treasurer, the Secretary or assistant secretary of this corporation, or any other person authorized by the board of directors, the chief executive officer, the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares or other securities of, or interests in, or issued by, any other corporation or corporations or entity or entities, and all rights incident to any management authority conferred on this corporation in accordance with the governing documents of any entity or entities, standing in the name of this corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority. 5.6 AUTHORITY AND DUTIES OF OFFICERS Each officer of the corporation shall have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of designation and, to the extent not so provided, as generally pertain to such office, subject to the control of the board of directors. 5.7 THE CHAIRPERSON OF THE BOARD The chairperson of the board shall have the powers and duties customarily and usually associated with the office of the chairperson of the board. The chairperson of the board shall preside at meetings of the board of directors. 5.8 THE VICE CHAIRPERSON OF THE BOARD The vice chairperson of the board shall have the powers and duties customarily and usually associated with the office of the vice chairperson of the board. In the case of absence or disability of the chairperson of the board, the vice chairperson of the board shall perform the duties and exercise the powers of the chairperson of the board.

26 5.9 THE CHIEF EXECUTIVE OFFICER The chief executive officer shall have, subject to the supervision, direction and control of the board of directors, ultimate authority for decisions relating to the supervision, direction and management of the affairs and the business of the corporation customarily and usually associated with the position of chief executive officer, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the corporation. If at any time the office of the chairperson and vice chairperson of the board shall not be filled, or in the event of the temporary absence or disability of the chairperson of the board and the vice chairperson of the board, the chief executive officer shall perform the duties and exercise the powers of the chairperson of the board unless otherwise determined by the board of directors. 5.10 THE PRESIDENT The president shall have, subject to the supervision, direction and control of the board of directors, the general powers and duties of supervision, direction and management of the affairs and business of the corporation customarily and usually associated with the position of president. The president shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board or the chief executive officer. In the event of the absence or disability of the chief executive officer, the president shall perform the duties and exercise the powers of the chief executive officer unless otherwise determined by the board of directors. 5.11 THE VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS Each vice president and assistant vice president shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board, the chief executive officer or the president. 5.12 THE SECRETARY AND ASSISTANT SECRETARIES (i) The Secretary shall attend meetings of the board of directors and meetings of the stockholders and record all votes and minutes of all such proceedings in a book or books kept for such purpose. The Secretary shall have all such further powers and duties as are customarily and usually associated with the position of Secretary or as may from time to time be assigned to him or her by the board of directors, the chairperson of the board, the chief executive officer or the president. (ii) Each assistant secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board, the chief executive officer, the president or the Secretary. In the event of the absence, inability or refusal to act of the Secretary, the assistant secretary (or if there shall be more than one, the assistant secretaries in the order determined by the board of directors) shall perform the duties and exercise the powers of the Secretary. 5.13 THE CHIEF FINANCIAL OFFICER AND ASSISTANT TREASURERS (i) The chief financial officer shall be the treasurer of the corporation. The chief financial officer shall have custody of the corporation’s funds and securities, shall be responsible for maintaining the corporation’s accounting records and statements, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The chief financial officer shall also maintain adequate records of all assets, liabilities and transactions of the corporation and shall assure that adequate audits thereof are

27 currently and regularly made. The chief financial officer shall have all such further powers and duties as are customarily and usually associated with the position of chief financial officer, or as may from time to time be assigned to him or her by the board of directors, the chairperson, the chief executive officer or the president. (ii) Each assistant treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chief executive officer, the president or the chief financial officer. In the event of the absence, inability or refusal to act of the chief financial officer, the assistant treasurer (or if there shall be more than one, the assistant treasurers in the order determined by the board of directors) shall perform the duties and exercise the powers of the chief financial officer. ARTICLE VI - STOCK 6.1 STOCK CERTIFICATES; PARTLY PAID SHARES The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Unless otherwise provided by resolution of the board of directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the corporation by any two officers of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form. The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the corporation in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the corporation shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon. 6.2 SPECIAL DESIGNATION ON CERTIFICATES If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 151, 156, 202(a), 218(a) or

28 364 of the DGCL or with respect to this Section 6.2 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical. 6.3 LOST, STOLEN OR DESTROYED CERTIFICATES Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. 6.4 DIVIDENDS The board of directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the certificate of incorporation. The board of directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies. 6.5 TRANSFER OF STOCK Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, subject to Section 6.3 of these bylaws, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer; provided, however, that such succession, assignment or authority to transfer is not prohibited by the certificate of incorporation, these bylaws, applicable law or contract. 6.6 STOCK TRANSFER AGREEMENTS The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.

29 6.7 REGISTERED STOCKHOLDERS The corporation: (i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner; (ii) shall be entitled (to the fullest extent permitted by applicable law) to hold liable for calls and assessments the person registered on its books as the owner of shares; and (iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware. ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER 7.1 NOTICE OF STOCKHOLDERS’ MEETINGS Notice of any meeting of stockholders shall be given in the manner set forth in the DGCL. 7.2 NOTICE TO STOCKHOLDERS SHARING AN ADDRESS Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice. This Section 7.2 shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL. 7.3 NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful. 7.4 WAIVER OF NOTICE Whenever notice is required to be given to stockholders, directors or other persons under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the

30 person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the board of directors, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws. ARTICLE VIII - INDEMNIFICATION 8.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS Subject to the other provisions of this Article III, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director of the corporation or an officer of the corporation, or while a director of the corporation or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of a subsidiary or another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. 8.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

31 8.3 SUCCESSFUL DEFENSE To the extent that a present or former director or officer (for the purposes of this Section 8.3 only, as such term is defined in Section 145(c)(1) of the DGCL) of the corporation has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein. 8.4 INDEMNIFICATION OF OTHERS; ADVANCE PAYMENT TO OTHERS Subject to the other provisions of this Article VIII, the corporation shall have power to advance expenses to and indemnify its employees, its agents or any other persons, to the extent not prohibited by the DGCL or other applicable law. The board of directors shall have the power to delegate the determination of whether employees or agents shall be indemnified or receive an advancement of expenses to any persons identified in subsections (1) through (4) of Section 145(d) of the DGCL. 8.5 ADVANCE PAYMENT OF EXPENSES Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 8.6(b) or 8.6(c) prior to a determination that the person is not entitled to be indemnified by the corporation. 8.6 LIMITATION OF INDEMNIFICATION Subject to the requirements in Section 8.3 and the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding): (a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid; (b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

32 (c) for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes- Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements); (d) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) otherwise required to be made under Section 8.7, or (d) otherwise required by applicable law; or (e) if prohibited by applicable law; provided, however, that if any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. 8.7 DETERMINATION; CLAIM If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The corporation shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses. 8.8 NON-EXCLUSIVITY OF RIGHTS The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

33 8.9 INSURANCE The corporation may purchase and maintain insurance to the fullest extent permitted by the DGCL on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL. 8.10 SURVIVAL The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. 8.11 EFFECT OF REPEAL OR MODIFICATION Any amendment, alteration or repeal of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal. 8.12 CERTAIN DEFINITIONS For purposes of this Article VIII, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII. ARTICLE IX - GENERAL MATTERS 9.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS Except as otherwise provided by law, the certificate of incorporation or these bylaws, the board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the

34 corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. 9.2 FISCAL YEAR The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors. 9.3 SEAL The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. 9.4 CONSTRUCTION; DEFINITIONS Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation, partnership, limited liability company, joint venture, trust or other enterprise, and a natural person. Any reference in these bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto. 9.5 FORUM SELECTION Unless the corporation expressly consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the certificate of incorporation or these bylaws (as either may be amended from time to time) or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination). Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act of 1933, as amended, against any person in connection with any offering of the corporation’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person, or other defendant. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Section 9.5. This provision shall be enforceable by any party to a claim covered by the provisions of this Section 9.5. For the avoidance of doubt, nothing contained in this Section 9.5 shall apply to any action brought to enforce a duty or liability created by the 1934 Act or any successor thereto.

35 ARTICLE X - AMENDMENTS These bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities, voting together as a single class. The board of directors, acting by the affirmative vote of a majority of the Whole Board, shall also have the power to adopt, amend or repeal bylaws; provided, however, that a bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board of directors.